UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2006

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On February 2, 2006 at approximately 11:30 a.m. Eastern Time, the Company's Co-President and Chief Financial Officer, R. Scott Turicchi, is speaking at the Merrill Lynch IT Services & Software Conference. As part of this presentation, the Company is: (a) reaffirming its financial estimates for the fourth quarter of fiscal 2005 ($39 to $41 million in revenues and $0.50 to $0.54 in EPS), subject to finalizing its year-end income tax provision, (b) refining those estimates by stating that the Company is not expected to fall within the upper end of these ranges of revenue and EPS guidance for the quarter, and (c) reaffirming its financial outlook for fiscal year 2006 (revenue and EPS growth of approximately 30%), subject to assumptions noted in the Company's Q3 2005 earnings press release.  The Company will release its Q4 2005 financial results at approximately 4:30 pm. Eastern Time on February 6, 2006 and hold its related conference call approximately 30 minutes later. A live Webcast of the earnings call and related presentation materials will be available at j2 Global's Website www.j2global.com.

Attached as Exhibit 99.1 are PowerPoint slides that Mr. Turicchi will present at the Conference. A live Webcast of Mr. Turicchi’s presentation will be available at j2 Global's Website www.j2global.com and at www.wsw.com/webcast/ml55/. Pursuant to Regulation FD, j2 Global hereby furnishes the presentation materials as Exhibit 99.1 to this report.

Note: The information in this report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	PowerPoint Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: February 2, 2006	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	PowerPoint Presentation.